Exhibit 10.29.1

EXTENSION AGREEMENT

to the

CATHETER PRECISION & STEREOTAXIS JOINT MARKETING AGREEMENT

This Extension Agreement, dated January 11th 2022, is entered into by and between Catheter Precision, Inc., a Delaware corporation , with offices at 500 International Drive, Suite 255, Mt.  Olive, New Jersey 07828 ("Catheter Precision") and Stereotaxis, Inc., a Delaware corporation, with offices at 710 N. Tucker Blvd. Suite 110, St. Louis, MO 63101 ("Stereotaxis"). All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Joint Marketing Agreement signed January 19, 2021 ("Agreement "). The Parties to the Agreement agree that the following provisions shall take the place of certain provisions in the Agreement and shall become a part of the final Agreement:

WHEREAS the Parties have entered into a Joint Marketing Agreement on January 19, 2021

WHEREAS the Parties wish to amend the Agreement to extend the term of the joint marketing activities.

NOW, TIIEREFORE, in consideration of the above premises, the representations, warranties and covenants set forth herein, and for other good and valuable consideration , the receipt and sufficiency of which is hereby acknowledged , and intending to be legally bound hereby, the parties agree as follows:

1.

Term. The Agreement term will be extended by an additional year through December 31st, 2023. The Agreement will renew automatically for successive two (2) year terms unless either party delivers to the other party written notice of its intention not to renew at least one ( I} year prior to the end of the initial or any renewal term.

2.	Commissions. Stereotaxis will be eligible for commission payments as described in the Agreement for six months after the termination of the agreement.
3.	Both parties agree that performance goals will be established for each calendar year. The 2022 agreed upon goal is 5-10 new commercial VIVO centers established.
4.	All other terms and conditions of the Agreement remain valid and unchanged.

IN WITNESS WHEREOF, the parties have executed this Extension Agreement to the Joint Marketing Agreement as of the date written above.

CATHETER PRECISION, INC.		STEREOTAXIS, INC.

By:	/s/ David A. Jenkins	By:	/s/ David Fischel
Title:	CEO	Title:	CEO